UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2020

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	000-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California		91764
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CVBF	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2020, CVB Financial Corp. (“CVB”) and its principal subsidiary, Citizens Business Bank (the “Bank” and with CVB, the “Company”), entered into an Employment Agreement (the “Employment Agreement”) with David A. Brager, the Bank’s current Executive Vice President, Sales Division Manager, which provides for the appointment of Mr. Brager as the Company’s Chief Executive Officer, effective March 16, 2020 (the “Effective Date”). In addition, Mr. Brager will be appointed to the Board of Directors of CVB and the Bank as of the Effective Date.

Mr. Brager, who is 52 years old, assumed the position of Executive Vice President and Sales Division Manager of the Bank on November 22, 2010. From 2007 to 2010, he served as Senior Vice President and Regional Manager of the Central Valley Region for the Bank. From 2003 to 2007, he served as Senior Vice President and Manager of the Fresno Business Financial Center for the Bank. Prior to such time, Mr. Brager held management positions with Westamerica Bank. Mr. Brager’s appointment follows the previously announced retirement of Christopher D. Myers, the Company’s President and Chief Executive Officer, effective as of March 15, 2020.

Pursuant to the Employment Agreement, Mr. Brager is employed for an initial term of approximately three years, ending on March 31, 2023, with successive renewal terms for one-year periods thereafter in each case unless terminated by either the Company or Mr. Brager.

Mr. Brager’s base salary is set at $600,000 for the initial year of the term. The Company’s Compensation Committee will evaluate Mr. Brager’ and the Bank’s performance annually, and the Company’s Compensation Committee may adjust Mr. Brager’ base salary upward from time to time in its sole discretion. During the term of the Employment Agreement, Mr. Brager will continue to be eligible to participate each year in the Company’s Executive Performance Compensation Plan adopted under the Company’s 2015 Executive Incentive Plan, with a target bonus opportunity of 100% of base salary and with a maximum bonus under such plan of 150% of Mr. Brager’s base salary depending on the Company’s and Mr. Brager’ achievement of performance goals.

In addition, and in accordance with the terms of the Employment Agreement and the Company’s 2018 Equity Incentive Plan, Mr. Brager will receive on or before March 31, 2020, a grant of time-based restricted stock units (the “Time RSUs”) for a number of shares of CVB common stock having a value of $360,000 on the grant date and a grant of a performance-based RSU’s (the “Performance RSUs”) for a target of number of shares of CVB common stock having a value of $360,000 on the grant date. The Employment Agreement provides for the Company’s Compensation Committee to make additional Time RSU, Performance RSU and/or stock option or restricted stock grants to Mr. Brager annually during the term of the Employment Agreement, with expected annual target grant date value of the underlying equity of one hundred twenty percent (120%) of Mr. Brager’s annual base salary at time of grant, in such forms of awards and on such terms as may be determined from time to time by the Company’s Compensation Committee

The initial Time RSUs vest in three equal annual installments on the first three anniversaries of the grant date, provided that, except as described below, Mr. Brager continues in employment with the Company through each vesting date.

The initial Performance RSUs vest at the end of a three-year performance period from April 1, 2020 through March 31, 2023, at, above or below the target number of shares, based on the financial performance of the Company during such performance period. The performance criteria and performance targets for the Performance RSUs are to be established by the Company’s Compensation Committee and set forth in an award agreement as of the grant date.

Except as described below, the Performance RSUs will vest, based on performance, at the end of the three-year performance period only if Mr. Brager continues in employment with the Company or the Bank through such date.

The Employment Agreement provides that if Mr. Brager is terminated without “cause” (other than by reason of his disability) he is to be paid an amount equal to the sum of two times (2x) his annual base pay plus two times (2x) his average annual bonus granted for the preceding two calendar years during his tenure as the Company’s Chief Executive Officer (substituting his target annual bonus for an annual bonus component if he has not served in such capacity for two full calendar years), which amount is payable over 12 months. Mr. Brager’s receipt of any severance benefits pursuant to the terms of the Agreement (including severance benefits upon a “change-in-control” described below) is conditioned upon his execution of a release of claims in favor of the Company and the Bank.

In the event Mr. Brager is terminated without “cause” within 120 days before a “change-in-control” or within 12 months after a “change-in-control” or resigns for “good reason” within 12 months after a “change-in-control” (as such terms are defined in the Employment Agreement), he is to be paid an amount equal to the sum of two times (2x) his annual base pay plus two times (2x) his average annual bonus granted for the preceding two calendar years during his tenure as the Company’s Chief Executive Officer (substituting his target annual bonus for an annual bonus component if he has not served in such capacity for two full calendar years), which amount is payable over 12 months.

In addition, upon a change-in-control, with or without Mr. Brager’s termination of employment, Mr. Brager’s unvested options and Time RSUs are to vest immediately; Mr. Brager’s Performance RSUs for any performance period for which less than two years have been completed prior to the change-in-control are to vest immediately for the target number of shares; and Mr. Brager’s Performance RSUs for any performance period that has ended or for which at least two years of the performance period have been completed prior to the change-in-control are to vest immediately for the number of shares based on actual performance during the performance period or the completed portion of the performance period.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 19, 2020 the Company issued a press release announcing the appointment of Mr. Brager as the Company’s and the Bank’s Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and among CVB Financial Corp. and Citizens Business Bank, on the one hand, and David A. Brager, on the other hand, dated February 14, 2020.

99.1	Press Release, dated February 19, 2020.

Exhibit Index

10.1	Employment Agreement by and among CVB Financial Corp. and Citizens Business Bank, on the one hand, and David A. Brager, on the other hand, dated February 14, 2020.

99.1	Press Release, dated February 19, 2020.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: February 20, 2020	By:	/s/ E. Allen Nicholson
E. Allen Nicholson Executive Vice President and Chief Financial Officer

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